Exhibit 3.383

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)	FILED							Date Received
	APR 20 1984							APR 20 1984

	Administrator
	MICHIGAN DEPARTMENT OF COMMERCE
	Corporation & Securities Bureau
EFFECTIVE DATE:
CORPORATION IDENTIFICATION NUMBER	2	8	9	-	2	3	5
ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read instructions on last page before completing form)
     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:
Article I

The name of the corporation is:
CITIZENS DISPOSAL, INC.
Article II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

Article III

The total authorized capital stock is:

	Common Shares	5,000	Par Value Per Share		$1.00
1.
	Preferred Shares		Par Value Per Share	$

and/or shares without par value as follows:

	Common Shares		Stated Value Per Share	$
2.
	Preferred Shares		Stated Value Per Share	$

3.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

Article IV

1.	The address of the registered office is:

	142 West Second Street-Ste 102	Flint	,	Michigan	48502

	(Street Address)	(City)			(Zip Code)

2.	The mailing address of the registered office

	142 West Second Street-Ste 102	Flint	,	Michigan	48502

	(PO Box)	(City)			(Zip Code)

3.	The name of the resident agent at the registered office is: William H. Leoni, Jr.
Article V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name	Residence or Business Address
William H. Leoni, Jr.	142 W. Second Street-Ste 102- Flint, Michigan 48502

Patrick A. Leoni	142 W. Second Street-Ste 102- Flint, Michigan 48502

Michael C. Leoni	142 W. Second Street-Ste 102- Flint, Michigan 48502

Article VI (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
Article VII (Optional. Delete it not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.
I (We), the incorporator(s) sign my (our) name(s) this 18th day of APRIL, 1984.

/s/ William H. Leoni
William H. Leoni, Jr.

/s/ Patrick A. Leoni
Patrick A. Leoni

/s/ Michael C. Leoni
Michael C. Leoni

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received
UG 28 1999

[ILLEGIBLE]

RESTATED ARTICLES OF INCORPORATION
For use by Domestic Profit Corporations
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

1.	The present name of the corporation is: Citizens Disposal, Inc.

2.	The corporation identification number (CID) assigned by the Bureau is:	2	8	9	—	2	3	5

3.	All former names of the corporation are: None

4.	The date of filing the original Articles of Incorporation was:	April 20,1984

The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:
ARTICLE I

The name of the corporation is: Citizens Disposal, Inc.
ARTICLE II

The purpose or purposes for which the corporation is formed are: To engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

1.	Common shares	10,000

	Preferred shares	N/A

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: None
ARTICLE IV

1.	The address of the current registered office is:

	615 Griswold Street,	Detroit	,	Michigan	48226

	(Street Address)	(City)			(Zip Code)

2.	The mailing address of the current registered office if different than above:

			,	Michigan

	(P.O. Box)	(City)			(ZIP Code)

3.	The name of the current resident agent is: The Corporation Company

ARTICLE V (Optional. Delete if not applicable.)
When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VI (Optional. Delete if not applicable.)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action

ARTICLE VI (continued)

are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.
Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for a breach of the director’s fiduciary duty.
5.	COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATORS BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b)
a.	☐	These Restated Articles of Incorporation were duly adopted on the day of , 19 , in accordance with the provisions of Section 642 of the Act by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

Signed this day of , 19

(Signatures of all incorporators; type or print name under each signature)

b.	☑	These Restated Articles of Incorporation were duly adopted on the day of , 1992, in accordance with the provisions of Section 642 of the Act and: (check one of the following)
☐	were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

☐	were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

☐	were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407 (1) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

☑	were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407 (2) of the Act.

Signed this 28th day of August, 1992

By	/s/ Earl Mikolich

(Signature)

EARL MIKOLICH (REGIONAL) VICE PRESIDENT

(Type or Print Name) (Type or Print Title)